Exhibit 99.1

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

[CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.]

This Mortgage Loan Purchase Agreement (this “Agreement”) is dated and effective October 1, 2019, between Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, as seller (the “Mortgage Loan Seller”), and CCRE Commercial Mortgage Securities, L.P., as purchaser (the “Purchaser”).

The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and, if applicable, manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and, if applicable, manufactured housing community mortgage loans (such mortgage loans, the “Other Mortgage Loans”), to the CF 2019-CF2 Mortgage Trust, a common law trust to be formed by the Purchaser (the “Trust” and the assets thereof, the “Trust Fund”), the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates (the “Certificates”). The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of the Certificates (the “Non-Registered Certificates”) will be offered and sold in transactions exempt from the registration requirements of the Securities Act. The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement, dated as of October 1, 2019 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), KeyBank National Association (“KeyBank”), as master servicer (in such capacity, the “Master Servicer”), LNR Partners, LLC and KeyBank (solely with respect to The Stanwix Whole Loan) as special servicers (each, in such capacity, a “Special Servicer” and collectively, the “Special Servicers”), Citibank, N.A., as certificate administrator, custodian and paying agent (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”) and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

The Purchaser intends to sell the Registered Certificates to Cantor Fitzgerald & Co. (“CF&Co.”), Deutsche Bank Securities Inc. (“DBSI”), KeyBanc Capital Markets Inc. (“KeyBanc”), CastleOak Securities, L.P. (“CastleOak”) and Drexel Hamilton, LLC (together with CF&Co., DBSI, KeyBanc and CastleOak, in their capacities as underwriters, the “Underwriters”) pursuant to an underwriting agreement, dated as of September 26, 2019 (the “Underwriting Agreement”). The Purchaser intends to sell the Non-Registered Certificates to CF&Co., DBSI and KeyBanc (collectively, in their capacities as initial purchasers, the “Initial Purchasers” and, together with the Underwriters, the “Principals”) pursuant to a certificate purchase agreement dated as of September 26, 2019 (the “Certificate Purchase Agreement”). Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or, if not defined therein, in the Indemnification Agreement, dated as of September 26, 2019 (the “Indemnification Agreement”), between the Mortgage Loan Seller, the Depositor and the Principals.

Notwithstanding anything herein to the contrary, two of the Mortgage Loans are part of the same Whole Loan and secured by the Mortgaged Property identified on Exhibit A hereto as “The Stanwix”. One of those Mortgage Loans is evidenced by a Mortgage Note identified as promissory note A in the original principal amount of $33,000,000 (the “The Stanwix Note A Loan”), and the other such Mortgage Loan is evidenced by a Mortgage Note identified as promissory note B in the original principal amount of $30,000,000 (the “The Stanwix Subordinate Loan”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.             Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about October 17, 2019 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $250,354,030, subject to a variance of plus or minus 5%. The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the date hereof (the “Cross Receipt”).

Section 2.             Conveyance of Mortgage Loans.

(a)                On the Closing Date, subject only to receipt by the Mortgage Loan Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Mortgage Loan Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, and without limiting Section 4(a) hereof without recourse, representation or warranty, other than as set forth herein, all the right, title and interest of the Mortgage Loan Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Mortgage Loan Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Servicing Rights Purchase Agreement, dated as of October 1, 2019, between the Master

Servicer, the Depositor and the Mortgage Loan Seller, (ii) the rights of the holder of any related Companion Loan (other than The Stanwix Subordinate Loan) pursuant to the related Co-Lender Agreement, if any, and (iii) any Non-Serviced PSA related to any Mortgage Loan that is part of a Non-Serviced Whole Loan, and in any event exclusive of the Mortgage Loan Seller’s Retained Defeasance Rights and Obligations. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Mortgage Loan Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to a Co-Lender Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan (other than The Stanwix Subordinate Loan)), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Mortgage Loan Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan (other than The Stanwix Subordinate Loan)) in, to and arising out of the related Co-Lender Agreement and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan (other than The Stanwix Subordinate Loan)) with respect to the related Co-Lender Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which the Mortgage Loan Seller has received all the missing filing/recording information, the Mortgage Loan Seller shall, or shall at the expense of the Mortgage Loan Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan and subject to the next paragraph in the case of any Mortgage Loan that is a Servicing Shift Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “Citibank, N.A., as Trustee for the benefit of the Holders of CF 2019-CF2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF2” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement that has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (v) of the definition of “Mortgage File” in the Pooling and Servicing Agreement (if not otherwise included in the related Assignment of Mortgage) that has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement in favor of the Trustee referred to in clause (x) and (xx) of the definition of “Mortgage File” in the Pooling and Servicing Agreement that has not yet been submitted for filing or recording. Each such document referred to in clause (1) of the prior sentence shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document referred to in clause (2) of the prior sentence shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee, or the Custodian) or any third party vendor retained by the Mortgage Loan Seller for recording or filing, as appropriate, at the Mortgage Loan Seller’s expense. In the event that the Mortgage Loan Seller receives the recorded original or file copy of the applicable document, the Mortgage Loan Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the recorded original or file copy of the applicable document (and in no event later than 5 Business Days following such receipt), deliver such original or file copy to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

Notwithstanding any contrary provision set forth in this Section 2 or in Article II of the Pooling and Servicing Agreement, in connection with any Mortgage Loan that is a Servicing Shift Mortgage Loan, (1) instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earliest of (i) the Servicing Shift Securitization Date, in which case such instruments are required to be assigned and recorded pursuant to the related Non-Serviced PSA, (ii) the date such Servicing Shift Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earliest of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Non-Serviced PSA, (ii) the date such Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to such Servicing Shift Securitization Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (iii) 180 days following the Closing Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (3) on and following the Servicing Shift Securitization Date, the Person selling the controlling Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, shall be (a) entitled to direct the Trustee or Custodian to deliver the originals of all mortgage loan documents in its possession (other than the promissory note(s) evidencing such Servicing Shift Mortgage Loan) to the related Non-Serviced Trustee or custodian therefor, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Trustee or Custodian of photocopies of the mortgage loan documents so delivered to such Non-Serviced Trustee or other custodian, (c) entitled to cause the completion (or in the event of a recordation as contemplated by clause (1)(ii) or clause (1)(iii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of such Non-Serviced Trustee or other custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clause (xv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, for such Servicing Shift Whole Loan to the related Non-Serviced Master Servicer.

On the Closing Date, upon (i) notification from the Mortgage Loan Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Mortgage Loan Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Custodian on behalf of the Trustee or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)               In connection with the Mortgage Loan Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (viii), (xv) and (xvi) of the definition of “Mortgage File” in the Pooling and Servicing Agreement for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (viii), (xv) and (xvi)) and, except as otherwise provided in Section 2(d) below, within 45 days following the Closing Date, the remaining applicable documents required to be included in the “Mortgage File” (as defined in the Pooling and Servicing Agreement) for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i)(B) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, only a single original set of Loan Documents is required to be delivered. With respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by or on behalf of the Mortgage Loan Seller to the Custodian of copies of the documents specified in the definition of “Mortgage File” in the Pooling and Servicing Agreement (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes, and any assignments or other transfer documents referred to in the definition of “Mortgage File” in the Pooling and Servicing Agreement as being in favor of the Trustee shall instead be in favor of the applicable Non-Serviced Trustee.

(c)                If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)               If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (vii) (if recorded) and (xiv) (if recorded) of the definition of “Mortgage File” in the Pooling and Servicing Agreement and the UCC financing statements and UCC assignments of financing statements referred to in clauses (ix) and (xx) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, by the applicable title insurance company or by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 60 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee, or the Custodian) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

In addition, notwithstanding anything to the contrary contained in this Agreement, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in the definition of “Mortgage File” in the Pooling and Servicing Agreement covering all of the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any Mortgage Loan in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, the Mortgage Loan Seller acknowledges that the Master Servicer (or the applicable Non-Serviced Master Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer (or applicable Non-Serviced Master Servicer). The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the assignment or amendment documents specified in clause (xv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the applicable Special Servicer(s), that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Mortgage Loan Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)                Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Mortgage Loan Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition of “Mortgage File” in the Pooling and Servicing Agreement but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, that the Mortgage Loan Seller shall not be required to deliver, and the Servicing File shall not be deemed to include credit reports, credit authorizations, background searches, drafts of Loan Documents, attorney-client or internal communications of the Mortgage Loan Seller or its affiliates, credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Mortgage Loan Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Mortgage Loan Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)                Each of the Mortgage Loan Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)               Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Mortgage Loan Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Mortgage Loan Seller to Purchaser and not a pledge of the Mortgage Loans by Mortgage Loan Seller to Purchaser to secure a debt or other obligation of Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Mortgage Loan Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)            this Agreement shall hereby constitute a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)            the conveyance provided for in this Agreement shall hereby grant from Mortgage Loan Seller to Purchaser, and Mortgage Loan Seller hereby grants to Purchaser, a security interest in and to all of Mortgage Loan Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)            the possession by Purchaser or its assignee of the Mortgage Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)            notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Mortgage Loan Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)               It is further acknowledged and agreed by the Mortgage Loan Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 4(b)(ix), 6(e)-(g), 9, 11 and 21 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

Section 3.             Examination of Mortgage Files and Due Diligence Review.

The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Mortgage Loan Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.             Representations, Warranties and Covenants of the Mortgage Loan Seller.

(a)                The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D-1 with respect to each Mortgage Loan (other than The Stanwix Subordinate Loan), subject to the exceptions set forth in Schedule D-1 to Exhibit D-1, and each of the representations and warranties set forth in Exhibit D-2 with respect to The Stanwix Subordinate Loan.

The Mortgage Loan Seller also agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of any substitution, with respect to any Qualified Substitute Mortgage Loan that is substituted for a Defective Loan by the Mortgage Loan Seller pursuant to Section 6(a) of this Agreement, each of the representations and warranties set forth in Exhibit D to this Agreement, subject to any exceptions provided by the Mortgage Loan Seller that would not be adverse to the interests of the Certificateholders. For purposes of the representations and warranties set forth in Exhibit D, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect or Material Breach.

(b)               In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)            The Mortgage Loan Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder.

(ii)            The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance of, and compliance with, the terms of this Agreement by the Mortgage Loan Seller, do not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

(iii)            The Mortgage Loan Seller has the full organizational power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)            This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Mortgage Loan Seller is determined to be a

“financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)            The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vi)            No litigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vii)            The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)            No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Mortgage Loan Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

(ix)            Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans

(such report, the “Accountant’s Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the written consent of the Depositor) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus. The Mortgage Loan Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Principals are third-party beneficiaries of the provisions set forth in this Section 4(b)(ix).

(c)                Upon discovery by any of the Mortgage Loan Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, of any Certificateholders) or that would otherwise constitute a Material Breach, the party discovering such breach shall (if the discovering party is the Mortgage Loan Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Mortgage Loan Seller and/or the other parties, as applicable.

(d)               With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter (or any new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trust, the Mortgage Loan Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)                Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan (other than The Stanwix Subordinate Loan) to the Depositor by uploading such Diligence File to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

(f)                Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide (which may be sent by email) to the Depositor (with a copy (which may be sent by email) to each of the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) a certification by an authorized officer of the Mortgage Loan Seller that the electronic copy of the Diligence File for each Mortgage Loan (other than The Stanwix Subordinate Loan) uploaded to the Intralinks Site contains all documents and information required under the definition of “Diligence File”.

(g)               With respect to any information and documents requested by the Asset Representations Reviewer from the Master Servicer or a Special Servicer pursuant to Section 11.01(b)(ii) of the Pooling and Servicing Agreement, if the Master Servicer or such Special Servicer has not provided such documents or information to the Asset Representations Reviewer within the time frame set forth therein, upon written request of the Asset Representations Reviewer, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within 10 Business Days of the Mortgage Loan Seller’s receipt of such written request (which time period may be extended upon mutual agreement between the Mortgage Loan Seller and the Asset Representations Reviewer), copies of such information and documents (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) requested by the Asset Representations Reviewer relating to each Delinquent Loan to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement, but only to the extent such information and documents are in the possession of the Mortgage Loan Seller; provided that no information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications must be provided.

(h)               Upon the completion of an Asset Review with respect to each Mortgage Loan that is a Delinquent Loan and within forty-five (45) days of the Mortgage Loan Seller’s receipt of an invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay to the Asset Representations Reviewer the related Asset Representations Reviewer Asset Review Fee for such Asset Review.

(i)                 The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Mortgage Loan Seller to pay the fees described under Section 4(h) above or (ii) any failure by the Mortgage Loan Seller to provide all documents and information required to be delivered by it pursuant to this Agreement with respect to items set forth under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement).

(j)                 The Mortgage Loan Seller acknowledges and agrees that in the event a Requesting Party elects a Resolution Method pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected Resolution Method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the Resolution Method.

(k)               With respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs on or prior to the closing date of the securitization that is to include the related controlling Pari Passu Companion Loan, the Mortgage Loan Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such other securitization, and (ii) no later than one (1) Business Day after the closing date of such other securitization, a copy of the related Non-Serviced PSA in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the other securitization that includes the related controlling Pari Passu Companion Loan, the Mortgage Loan Seller shall provide, or cause the Non-Serviced Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Non-Serviced PSA (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such other securitization.

Section 5.             Representations, Warranties and Covenants of the Purchaser.

(a)                The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

(i)            The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)            The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)            The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)            This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)            The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)            No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)            The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Mortgage Loan Seller, the Principals and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)            No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(ix)            The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Principals at least 6 Business Days before the first sale in the offering contemplated by the Prospectus; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Prospectus as required by Rule 15Ga-2.

(b)               Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

Section 6.             Repurchases; Substitutions.

(a)                If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein (subject to Sections 2(c) and 2(d) of this Agreement), has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Mortgage Loan Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, of any Certificateholders) in such Mortgage Loan or Mortgaged Property, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”) (a “Qualified Mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (viii), (xv) and (xvi) of the definition of “Mortgage File” in the Pooling and Servicing Agreement is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.03 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan (or successor REO Mortgage Loan) at the applicable Purchase Price or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or successor REO Mortgage Loan) (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan not being a Qualified Mortgage, (iii)  the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the applicable Special Servicer, the Asset Representations Reviewer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor, the Stanwix Controlling Class Representative (solely in the case of The Stanwix Subordinate Loan) and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and provided, further, that the Mortgage Loan Seller may not repurchase The Stanwix Subordinate Loan without repurchasing The Stanwix Note A Loan (so long as there is also a Material Defect or a Material Breach as to The Stanwix Note A Loan). Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements described in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement with respect to such Mortgage Loan shall not be a Material Defect.

No delay in either the discovery of a Material Defect or Material Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Material Defect or Material Breach shall relieve the Mortgage Loan Seller of its obligation to cure, repurchase or substitute the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect or Material Breach, (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect or Material Breach (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect or Material Breach and (iii) such Material Defect or Material Breach did not relate to a Mortgage Loan not being a Qualified Mortgage.

If the Mortgage Loan Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. The failure of the Master Servicer, a Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee to notify the Mortgage Loan Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Mortgage Loan Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material

Defect provided in the three preceding paragraphs, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the applicable Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing and the subject Mortgage Loan is not an Excluded Loan, with the consent of the Controlling Class Representative or, in the case of The Stanwix Subordinate Loan, with the consent of the Stanwix Controlling Class Representative) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a Qualified Mortgage, may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)               In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)            the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the applicable Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Mortgage Loan Seller, and the Mortgage Loan Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer or the applicable Special Servicer, as applicable) and other documents pertaining to such Mortgage Loan possessed by it (other than attorney client communications that are privileged communications), upon delivery:

(A)             to the Master Servicer or the applicable Special Servicer, as applicable, of a trust receipt, and

(B)              to the Custodian by the Master Servicer or the applicable Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller;

(ii)            each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of the Removed Mortgage Loan to the extent such ownership was transferred to the Trustee;

(iii)            the Trustee, the Certificate Administrator, the Master Servicer and the applicable Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the applicable Special Servicer, as the case may be, in respect of the Removed Mortgage Loan to the Mortgage Loan Seller; and

(iv)            the Master Servicer shall notify the related Borrower that the Mortgage Loan Seller has reacquired the affected Mortgage Loan.

(c)                This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Mortgage Loan Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser (or its successors and permitted assigns) may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser (or its successors and permitted assigns) prevails in such proceeding, the Mortgage Loan Seller shall reimburse the Purchaser (or its successors and permitted assigns) for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Mortgage Loan Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, including reasonable attorneys’ fees. To the extent the Mortgage Loan Seller prevails in such proceeding, the Purchaser (or its successors and permitted assigns) shall reimburse the Mortgage Loan Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys’ fees.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more (but not all of the) Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the (or, if applicable, each) affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such (or, if applicable, each such) Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents, (iii) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iv) each Rating Agency then rating the Certificates shall have provided a Rating Agency Confirmation with respect to such release.

With respect to any Non-Serviced Whole Loan, the Mortgage Loan Seller agrees that if a Material Defect under, and as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related controlling Pari Passu Companion Loan and the Mortgage Loan Seller repurchases the related controlling Pari Passu Companion Loan from the related other securitization trust created under the related Non-Serviced PSA, then the Mortgage Loan Seller shall repurchase the related Mortgage Loan; provided, however, that the foregoing shall not apply to any Material Defect related to the promissory note for the related Non-Serviced Companion Loan.

(d)               As to any mortgage loan delivered in substitution for a Defective Mortgage Loan (a “Replacement Mortgage Loan”), the Mortgage Loan Seller shall deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by the definition of “Mortgage File” in the Pooling and Servicing Agreement and shall certify (to the Trustee, the Certificate Administrator and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative) that such Replacement Mortgage Loan meets all of the requirements of a Qualified Substitute Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, Periodic Payments due with respect to a Replacement Mortgage Loan in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Periodic Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Mortgage Loan Seller substitutes one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine, and notify the Mortgage Loan Seller of, the applicable Substitution Shortfall Amount. Upon receipt of such notice, the Mortgage Loan Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Replacement Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)                If the Mortgage Loan Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Mortgage Loan Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Mortgage Loan Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence and commencement thereof). Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)                The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to information regarding any

Mortgage Loan) pursuant to Rule 15Ga-1 under the Exchange Act on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Mortgage Loan Seller, the Depositor shall provide to the Mortgage Loan Seller such other information regarding the principal balance of any Mortgage Loan as is reasonably necessary for the Mortgage Loan Seller to complete and file such Form ABS-15G. The Trust Fund’s Central Index Key (CIK) number is 0001787001.

(g)               The Mortgage Loan Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Mortgage Loan Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Mortgage Loan Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.04(d) of the Pooling and Servicing Agreement is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.04(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)               Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Mortgage Loan Seller of, any Material Defect or Material Breach or an admission by the Mortgage Loan Seller of the existence of any Material Defect or Material Breach.

(i)                 If any Breach pertains to a representation or warranty that the related Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the applicable Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower and (ii) the amount of any unpaid fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs, fees and expenses and, upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the

Borrower shall promptly be returned to the Mortgage Loan Seller pursuant to Section 2.04(f) of the Pooling and Servicing Agreement.

(j)                 Notwithstanding the foregoing, the Purchaser and the Mortgage Loan Seller hereby acknowledge and agree that the Mortgage Loan Seller has retained the right of the lender under the Mortgage Loan documents to receive a percentage of the economic benefit associated with the ownership of the successor borrower, the right to establish, designate or approve the successor borrower and the right to purchase or cause the purchase on behalf of the related borrower of the related defeasance collateral (collectively, “Retained Defeasance Rights and Obligations”) for all Mortgage Loans subject to defeasance. The Purchaser shall cause the Pooling and Servicing Agreement to provide that: (i) if the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan subject to defeasance, then the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to Seller or its assignee; and (ii) until such time as the Mortgage Loan Seller provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations shall be delivered to the Mortgage Loan Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.

Section 7.             Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)            All of the representations and warranties of the Mortgage Loan Seller and the Purchaser specified herein shall be true and correct in all material respects as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)            All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations or the rights of the Mortgage Loan Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)            The Mortgage Loan Seller shall have delivered and released to the Custodian, the Master Servicer, the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)            The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)            All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)            The Mortgage Loan Seller shall have received the Mortgage Loan Purchase Price, and the Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)            Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 8.             Closing Documents.

The Closing Documents shall consist of the following:

(a)                This Agreement and the Cross Receipt duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

(b)               An Officer’s Certificate substantially in the form of Exhibit E hereto (or in a form reasonably approved by Purchaser), executed by the Secretary or an attesting secretary of the Mortgage Loan Seller, and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, attaching thereto as exhibits the Mortgage Loan Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)                A certificate signed by an authorized officer of the Mortgage Loan Seller substantially in the form of Exhibit F to the effect that each of the obligations of the Mortgage Loan Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement;

(d)               A certificate of good standing regarding the Mortgage Loan Seller, dated not earlier than 30 days prior to the Closing Date;

(e)                Powers of Attorney of the Mortgage Loan Seller, each in the form of Exhibit C hereto, for the Master Servicer and the applicable Special Servicer(s), respectively;

(f)                Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Mortgage Loan Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and reasonably acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser, the Underwriters and the Initial Purchasers;

(g)               A letter from counsel of the Mortgage Loan Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Final Prospectus, the Preliminary Memorandum, the Memorandum, the Preliminary Loan-Specific Memorandum or the Loan-Specific Memorandum (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus, the Preliminary Memorandum or the Preliminary Loan-Specific Memorandum, solely as of the time of sale) contained or contain, as applicable, with respect to the Mortgage Loan Seller Information (as defined in the Indemnification Agreement), any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller Information, in the light of the circumstances under which they were made, not misleading and (b) the Mortgage Loan Seller Information in the Final Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(h)               Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser, the Underwriters and the Initial Purchasers as addressees; and

(i)                 Such further certificates, opinions and documents as the Purchaser may reasonably request.

Section 9.             Costs.

The Mortgage Loan Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Mortgage Loan Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Mortgage Loan Seller’s allocable share of the costs and expenses associated with the securitization of the Mortgage Loans and the Other Mortgage Loans, the issuance, offer and sale of the Certificates and the other transactions contemplated by the Pooling and Servicing Agreement, in accordance with the memorandum of understanding entered into by the Mortgage Loan Seller and the sellers of the Other Mortgage Loans (or affiliates thereof) in connection with the transactions contemplated herein and the issuance of the Certificates. All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

Section 10.         Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Legal Department, with a copy to: General Counsel, and a copy to Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, Attention: Janet Barbiere, Esq., fax no. (212) 506-5151; and (ii) to the Mortgage Loan Seller, Cantor Commercial Real Estate Lending, L.P., 110 East 59th Street, New York, New York 10022, Attention: Legal Department, fax number: (212) 610-3623, with an electronic copy by email to notices@ccre.com, and a copy to Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Greg Prindle, Esq., fax. No. (212) 504-6666, with an electronic copy by email to gregory.prindle@cwt.com, or to such other address, email address or facsimile number as the Mortgage Loan Seller may designate in writing to the Purchaser. The Mortgage Loan Seller hereby acknowledges that the notice information provided by it pursuant to this Section will be used in the preparation of the Pooling and Servicing Agreement. The Mortgage Loan Seller shall notify the Purchaser and the Certificate Administrator within 10 days of any change in the notice information provided hereunder.

Section 11.         Notice of Exchange Act Reportable Events.

The Mortgage Loan Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to the Mortgage Loan Seller, that is required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117, 1121(c)(2) and/or 1124 of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Mortgage Loan Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Mortgage Loan Seller shall deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Mortgage Loan Seller becomes aware of such event (and in no event more than two (2) business days following the Mortgage Loan Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Mortgage Loan Seller shall deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and

Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. The Mortgage Loan Seller shall reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of each such party, by providing all Mortgage Loan related documents, data and information in the possession of the Mortgage Loan Seller on or prior to the Closing Date and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Mortgage Loan Seller shall not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis. Notwithstanding anything herein to the contrary, the Mortgage Loan Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Mortgage Loan Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Mortgage Loan Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Mortgage Loan Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

Section 12.         Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

Section 13.         Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 15.         GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 16.         WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH

NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 17.         Further Assurances.

The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 18.         Successors and Assigns.

The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any Person into which the Mortgage Loan Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any Person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 4(b)(ix), 6(e)-(g), 9, 11 and 21 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their successors and permitted assigns.

Section 19.         Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

Section 20.         Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), the Cross Receipt and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 21.         Recognition of U.S. Special Resolution Regimes

(a)                In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.

By:	/s/ Paul Vanderslice
Name: Paul Vanderslice Title: Chief Executive Officer

CF 2019-CF2 - Mortgage Loan Purchase Agreement (CCRE)

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:	/s/ Paul Vanderslice
Name: Paul Vanderslice Title: Chief Executive Officer

CF 2019-CF2 - Mortgage Loan Purchase Agreement (CCRE)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)                the loan number;

(ii)               the Mortgage Loan name;

(iii)              the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)              the Mortgage Rate in effect as of the Cut-off Date;

(v)               the original principal balance;

(vi)              the Stated Principal Balance as of the Cut-off Date;

(vii)             the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(viii)            the Due Date;

(ix)               the amount of the Periodic Payment due on the first Due Date following the Cut-off Date;

(x)                the Servicing Fee Rate;

(xi)               whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)              whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)             the revised rate of such Mortgage Loan, if any;

(xiv)             whether the Mortgage Loan is part of a Whole Loan;

(xv)              whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)             whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

CF 2019-CF2

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
2.00	2.00	CCRE	Uline Arena	1140 3rd Street Northeast	Washington	DC	20002	4.0400%	42,000,000	42,000,000	08/06/2029	6	143,364
7.00	7.00	CCRE	The Stanwix	115 Stanwix Street	Brooklyn	NY	11206	3.0000%	33,000,000	33,000,000	09/01/2029	1	83,646
7.00S	7.00S	CCRE	The Stanwix	115 Stanwix Street	Brooklyn	NY	11206	3.0000%	30,000,000	30,000,000	09/01/2029	1	83,646
9.00	9.00	CCRE	Southbridge Park	1500 Palisade Avenue	Fort Lee	NJ	07024	3.1775%	29,000,000	29,000,000	10/01/2029	1	77,856
10.00	10.00	CCRE	Grand Canal Shoppes	3327 & 3377 Las Vegas Boulevard South	Las Vegas	NV	89109	3.7408%	25,000,000	25,000,000	07/01/2029	1	79,016
16.00	16.00	CCRE	BWAY Facilities	Various	Chicago	IL	60623	3.9500%	17,585,000	17,585,000	10/06/2029	6	58,688
16.01	16.01	CCRE	BWAY Facilities Premises C	4400 West 35th Place	Chicago	IL	60623	3.9500%	9,059,079	9,059,079
16.02	16.02	CCRE	BWAY Facilities Premises A & B	3200 South Kilbourn Avenue	Chicago	IL	60623	3.9500%	8,525,921	8,525,921
21.00	21.00	CCRE	Liberty MA Portfolio	Various	Worcester	MA	01606	4.3000%	15,500,000	15,444,030	08/01/2029	1	84,404
21.01	21.01	CCRE	10-14 New Bond	10-14 New Bond Street	Worcester	MA	01606	4.3000%	11,657,746	11,615,651
21.02	21.02	CCRE	151 West Boylston	151 West Boylston Drive	Worcester	MA	01606	4.3000%	2,445,070	2,436,241
21.03	21.03	CCRE	8 New Bond	8 New Bond Street	Worcester	MA	01606	4.3000%	1,397,183	1,392,138
22	22	CCRE	The Centre	695 Anderson Avenue	Cliffside Park	NJ	07010	5.6817%	15,000,000	15,000,000	07/06/2024	6	72,007
26.00	26.00	CCRE	106 N Grove & 25 N Harrison	Various	East Orange	NJ	Various	4.2101%	13,800,000	13,800,000	09/06/2029	6	49,089
26.01	26.01	CCRE	106 N Grove	106 North Grove Street	East Orange	NJ	07079	4.2101%	esv	8,400,000
26.02	26.02	CCRE	25 N Harrison	25 North Harrison Street	East Orange	NJ	07017	4.2101%	5,400,000	5,400,000
29.00	29.00	CCRE	Lee Industries	Various	Various	NC	Various	3.9900%	12,025,000	12,025,000	09/06/2029	6	40,538
29.01	29.01	CCRE	Conover (HQ)	210 4th Avenue Southwest	Conover	NC	28613	3.9900%	5,604,873	5,604,873
29.02	29.02	CCRE	Newton	1620 Fisher Court	Newton	NC	28658	3.9900%	3,706,859	3,706,859
29.03	29.03	CCRE	High Point Showroom	100 South Lindsay Street and 100 North Lindsay Street	High Point	NC	27260	3.9900%	2,713,268	2,713,268
33	33	CCRE	Chef’s Store Charleston	1510 Meeting Street	Charleston	SC	29405	4.4700%	8,900,000	8,900,000	08/01/2029	1	33,613
38	38	CCRE	7001 S Alameda	6921 & 7001 South Alameda Street	Huntington Park	CA	90001	4.3500%	5,200,000	5,200,000	10/01/2029	1	19,112
45	45	CCRE	Qwik Stor Self Storage	1213 North King Street	Hampton	VA	23669	4.1400%	3,400,000	3,400,000	10/01/2029	1	11,893

CF 2019-CF2
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Whole Loan	Interest	or Subordinate Debt	Sub Servicer Name	Sub Servicer Cashiering	Sub Servicer Fee Rate	Earnout/Holdback
2.00	2.00	CCRE	Uline Arena	0.00125%	0.00000%	Actual/360	No	No	Yes	Fee Simple	NAP	Midland - Cashiering	Full	0.00125%	No
7.00	7.00	CCRE	The Stanwix	0.00125%	0.00125%	Actual/360	No	No	Yes	Fee Simple	B-note ($30,000,000), Mezzanine ($10,000,000)	BPC - Non-Cashiering	Limited	0.02000%	No
7.00S	7.00S	CCRE	The Stanwix	0.00000%	0.02000%	Actual/360	No	No	Yes	Fee Simple	Mezzanine ($10,000,000)	NAP	NAP	0.00000%	No
9.00	9.00	CCRE	Southbridge Park	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No
10.00	10.00	CCRE	Grand Canal Shoppes	0.00125%	0.00000%	Actual/360	No	No	Yes	Fee/Leasehold	B-note	Midland - Cashiering	Full	0.00250%	No
16.00	16.00	CCRE	BWAY Facilities	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No
16.01	16.01	CCRE	BWAY Facilities Premises C							Fee Simple
16.02	16.02	CCRE	BWAY Facilities Premises A & B							Fee Simple
21.00	21.00	CCRE	Liberty MA Portfolio	0.00125%	0.00000%	Actual/360	None	No	Yes	Fee Simple	NAP	Midland - Cashiering	Full	0.00125%	No
21.01	21.01	CCRE	10-14 New Bond							Fee Simple
21.02	21.02	CCRE	151 West Boylston							Fee Simple
21.03	21.03	CCRE	8 New Bond							Fee Simple
22	22	CCRE	The Centre	0.00125%	0.00000%	Actual/360	No	No	Yes	Fee Simple	B-note	Midland - Cashiering	Full	0.00125%	No
26.00	26.00	CCRE	106 N Grove & 25 N Harrison	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	Mezzanine	BPC - Non-Cashiering	Limited	0.02000%	No
26.01	26.01	CCRE	106 N Grove							Fee Simple
26.02	26.02	CCRE	25 N Harrison							Fee Simple
29.00	29.00	CCRE	Lee Industries	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No
29.01	29.01	CCRE	Conover (HQ)							Fee Simple
29.02	29.02	CCRE	Newton							Fee Simple
29.03	29.03	CCRE	High Point Showroom							Fee Simple
33	33	CCRE	Chef’s Store Charleston	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No
38	38	CCRE	7001 S Alameda	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No
45	45	CCRE	Qwik Stor Self Storage	0.00125%	0.00125%	Actual/360	No	No	None	Fee Simple	NAP	BPC - Non-Cashiering	Limited	0.02000%	No

EXHIBIT B

[Reserved]

B-1

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

POWER OF ATTORNEY
(Cantor Commercial Real Estate Lending, L.P.)

KNOW ALL MEN BY THESE PRESENTS, that Cantor Commercial Real Estate Lending, L.P., as seller under that certain Mortgage Loan Purchase Agreement dated and effective October 1, 2019 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [KeyBank National Association (the “Master Servicer”)] [[LNR Partners, LLC][KeyBank National Association] (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of October 1, 2019, between CCRE Commercial Mortgage Securities, L.P., as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC and KeyBank National Association (solely with respect to The Stanwix Whole Loan), as special servicers, Citibank, N.A., as trustee, Citibank, N.A., as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to [any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than the Mortgage Loans secured by the mortgaged property identified on Exhibit A to the Mortgage Loan Purchase Agreement as The Stanwix and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement)] [the Mortgage Loans secured by the mortgaged property identified on Exhibit A to the Mortgage Loan Purchase Agreement as The Stanwix] which has not been

C-1

delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

C-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of [_____] 20[__].

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:	/s/ Paul Vanderslice
Name: Paul Vanderslice Title: Chief Executive Officer

C-3

STATE OF ___________	)
: ss.:
COUNTY OF __________	)

On the ______ day of _____ in the year _____, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	________________
Address:	________________
________________

C-4

EXHIBIT D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS (OTHER THAN THE STANWIX SUBORDINATE LOAN)

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement or any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
D-1-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after September 13, 2019.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Schedule D-1 to this Exhibit D (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise
D-1-2

to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement, provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s
D-1-3

knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule D-2 to this Exhibit D, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.
D-1-4

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the
D-1-5

related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for comparable mortgage loans intended for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or

D-1-6

named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10

D-1-7

days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air
D-1-8

conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the
D-1-9

Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (provided that the Mortgaged Property generates sufficient cash flow to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified
D-1-10

percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

D-1-11

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to this Exhibit D; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property
D-1-12

comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Schedule D-1 to this Exhibit D, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-2 to this Exhibit D, or future permitted mezzanine debt in each case as set forth on Schedule D-3 to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-4 to this Exhibit D or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
D-1-13

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground

D-1-14

lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan
D-1-15

Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
D-1-16

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan (or Whole Loan, as applicable), the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such
D-1-17

Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true
D-1-18

and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule D-4 to this Exhibit D.
(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.
(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

D-1-19

SCHEDULE D-1 TO EXHIBIT D-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(1) Whole Loan; Ownership of Mortgage Loans	Grand Canal Shoppes (Loan No. 10)

The related Whole Loan documents prohibit transfer of the Whole Loan or any portion of it to certain specified competitors of the borrowers identified in the loan agreement.

Pursuant to a reciprocal easement agreement to which the related Mortgaged Property is subject, Venetian Casino Resort, LLC has the right to cure certain defaults of the borrowers under the related Whole Loan and, in the case of acceleration of the related Whole Loan, has the right, subject to the satisfaction of certain financial covenants, to purchase the related Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(5) Lien; Valid Assignment	The Stanwix (Loan No. 7)	The borrower entered into a restrictive declaration, dated July 29, 2019 and recorded against the Mortgaged Property, pursuant to which the affordable units at the Mortgaged Property must comply with the affordability requirements under the 421-a program for the duration of the related tax benefit period. The Mortgaged Property is also subject to a recorded regulatory agreement, dated December 22, 2017 (the “Regulatory Agreement”), between the borrower and the NYC Department of Housing and Development (“HPD”) pursuant to which the Mortgaged Property was granted a floor area bonus in exchange for the requirement that 16 of the 41 affordable units at the Mortgaged Property be designated as inclusionary housing and remain permanently affordable and rent-stabilized. HPD entered into a subordination and non-disturbance agreement with lender pursuant to which lender agreed to subordinate the Whole Loan to the Regulatory Agreement and HPD agreed, subject to certain conditions, that the Regulatory Agreement will continue in full force and effect following a foreclosure.
Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(5) Lien; Valid Assignment	Grand Canal Shoppes (Loan No. 10)

A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Mortgaged Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Mortgaged Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC. Further, a transfer (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Mortgaged Property or the first subsequent transferee from the lender) of the Mortgaged Property is subject to certain transfer restrictions. Any transfers after the first transfer from the lender following a foreclosure or deed in lieu thereof will be subject to such right of first offer and such transfer restrictions.

In addition, leases to Venetian Casino Resort, LLC are listed as an exception to lender’s title policy and such exception is not qualified by “rights of tenants, as tenants only”.

(6) Permitted Liens; Title Insurance (11) Taxes and Assessments	Uline Arena (Loan No. 2)	One of the tax lots underlying the Mortgaged Property (“Lot 43”) was erroneously removed from the tax rolls in 2017. Accordingly, property taxes may not have been paid for Lot 43 from 2017 through the present.
(6) Permitted Liens; Title Insurance	Lee Industries (Loan No. 29)	The sole tenant at each Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property in the event that the borrower has agreed to sell such Mortgaged Property to a competitor of the sole tenant. Such right of first refusal does not apply to a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Chef’s Store Charleston (Loan No. 33)	The sole tenant at the Mortgaged Property has (1) a right of first offer to purchase the Mortgaged Property in the event that the borrower decides to sell the Mortgaged Property and (2) a right of first refusal to purchase the Mortgaged Property in the event the borrower decides to accept a bona fide offer to sell the Mortgaged Property to a third party. Such rights of first offer and first refusal do not apply to a foreclosure or deed-in-lieu of foreclosure.
Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(6) Permitted Liens; Title Insurance	7001 S Alameda (Loan No. 38)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property in the event that the borrower decides to sell the Mortgaged Property. Such right of first refusal does not apply to a foreclosure or deed-in-lieu of foreclosure.
(7) Junior Liens (30) Due on Sale or Encumbrance	Southbridge Park (Loan No. 9)	The borrower is permitted to obtain unsecured subordinate debt or subordinate debt that is secured by a second lien on the Mortgaged Property; provided, among other conditions, that (a) the combined loan-to-value ratio is no more than 30%, (b) the combined debt service coverage ratio is no less than 4.50x, (c) the combined debt yield is no less than 15%, and (d) the subordinate lender enters into a form recognition agreement.
(10) Condition of Property	BWAY Facilities (Loan No. 16)	The property condition assessment prepared with respect to the BWAY Facilities Premises A & B Mortgaged Property identified required repairs with an estimated aggregate cost of $51,575. No amounts were escrowed at origination for these repairs.
Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(16) Insurance	Grand Canal Shoppes (Loan No. 10)

The Mortgage Loan documents permit a property insurance deductible of $500,000.

The Mortgaged Property is part of a multiple-owner, integrated project that is subject to a reciprocal easement agreement (“REA”) among the various owners. The REA provides that, in the event of a casualty involving more than one property, the affected owners (and, to the extent provided by the REA and the related loan documents, their lenders) are required to consult and reasonably agree as to the cost and method of payment for restoration work, the time, and the parties to perform the necessary work. If the affected parties cannot agree within 60 days after insurance proceeds are made available for restoration, any open issues may be submitted by any party to an Independent Expert (with respect to insurance matters, “a reputable and independent Person with experience in commercial real estate insurance”) for determination. The lender of any affected property may participate in any dispute involving an Independent Expert.

Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(16) Insurance	Grand Canal Shoppes (Loan No. 10)	The borrowers are permitted to maintain insurance with either one or more financially sound and responsible insurance companies authorized to do business in the state in which the Mortgaged Property is located and having (1) a rating of (x) “A” or better by S&P and (y)“A2” or better by Moody’s, if Moody’s rates the securities and rates the applicable insurance company, and (z) “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, and (2) a rating of A:X or better in the current Best’s insurance reports.
(16) Insurance	Grand Canal Shoppes (Loan No. 10)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan.
(18) No Encroachments	106 N Grove & 25 N Harrison (Loan No. 26)	The 25 North Harrison Mortgaged Property encroaches on the southerly boundary line by 0.40 feet for 19.81 feet.
(26) Recourse Obligations	Grand Canal Shoppes (Loan No. 10)

With respect to (a)(ii), recourse is limited to the intentional misapplication, misappropriation or conversion by the borrowers, the guarantor, or any affiliates thereof.

With respect to (a)(iii), recourse for physical waste is limited to physical waste to the Mortgaged Property caused by intentional acts or intentional omissions of the borrowers, the guarantor, or any affiliates thereof.

Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(26) Recourse Obligations	Southbridge Park (Loan No. 9)	There is no separate non-recourse carve-out guarantor and no environmental indemnitor other than the borrower.
(26) Recourse Obligations	BWAY Facilities (Loan No. 16)	Each non-recourse carve-out guarantor is severally liable for its respective guarantor percentage share based on its proportionate indirect ownership interest in the borrower.
(26) Recourse Obligations	Lee Industries (Loan No. 29)	Each non-recourse carve-out guarantor is severally liable for its respective guarantor percentage share based on its proportionate indirect ownership interest in the borrower.
(26) Recourse Obligations	Lee Industries (Loan No. 29)	The Phase I ESA identified an environmental condition at the Mortgaged Property (the “Known Contamination”). The Mortgaged Property is covered by an environmental insurance policy. The Mortgage Loan documents require that prior to making any claim against the guarantor for any losses from the Known Contamination, the lender is first required to make a claim against the environmental insurance policy. The Mortgage Loan documents provide for recourse to the guarantor for any loss incurred by the lender as the result of the existence of the Known Contamination until such time as a No Further Action Letter has been issued.
Schedule D-1 to Exhibit D-1

Representation	Mortgage Loan and Loan Number as Identified on Annex A-1	Exception
(27) Mortgage Releases	Grand Canal Shoppes (Loan No. 10)	In connection with a bona fide sale to a third party, the borrowers may obtain the release of a portion of the Mortgaged Property comprised of the approximately 84,743 square foot, three-level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to the related lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the borrowers or the guarantor, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, which conditions do not include requirement for a principal repayment, or partial defeasance, in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property.
(31) Single Purpose Entity	Southbridge Park (Loan No. 9)	The Mortgage Loan has a Cut-off Date Stated Principal Balance of $29,000,000. No counsel’s opinion regarding non-consolidation of the Borrower was provided.
(39) Organization of Borrower	BWAY Facilities (Loan No. 16) Lee Industries (Loan No. 29)	The borrowers under each of the related Mortgage Loans are affiliates of each other.
Schedule D-1 to Exhibit D-1

SCHEDULE D-2 TO EXHIBIT D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
7	The Stanwix
26	106 N Grove & 25 N Harrison

Schedule D-2 to Exhibit D-1

SCHEDULE D-3 TO EXHIBIT D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
2	Uline Arena
16	BWAY Facilities
29	Lee Industries

Schedule D-3 to Exhibit D-1

SCHEDULE D-4 TO EXHIBIT D-1

CROSSED MORTGAGE LOANS

None.

Schedule D-4 to Exhibit D-1

EXHIBIT D-2

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER REGARDING THE STANWIX SUBORDINATE LOAN

(1)       Immediately prior to the sale of The Stanwix Subordinate Loan to the Purchaser, the Mortgage Loan Seller was the lawful owner and holder of The Stanwix Subordinate Loan with the right to transfer The Stanwix Subordinate Loan, and the Mortgage Loan Seller will transfer The Stanwix Subordinate Loan to the Purchaser subject to no lien, adverse claim, mortgage, security interest, pledge, charge, participation or other encumbrance created by the Mortgage Loan Seller.

(2)       Except as set forth in the Mortgage File, the Loan Documents have not been modified since the origination of The Stanwix Whole Loan and no portion of The Stanwix Mortgaged Property has been released from the lien of the Mortgage.

(3)       The Stanwix Subordinate Loan constitutes a whole loan and not a participation interest or certificate.

(4)       (A) There is no material default, breach, violation or event of acceleration existing under the related Mortgage Loan agreement, the related Note(s) or the Mortgage in respect of any payment due and owing the Mortgage Loan Seller from the related Borrower; (B) to the Actual Knowledge of the Mortgage Loan Seller, there is no other material default, breach, violation or event of acceleration existing under the related Mortgage Loan agreement, the related Note(s) or the Mortgage nor is there any event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach, violation or event of acceleration under the related Mortgage Loan agreement, the related Note(s) or the Mortgage; and (C) the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage Loan agreement, the related Note(s) or the Mortgage.

(5)       The Stanwix Subordinate Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), which means that the gross proceeds of The Stanwix Subordinate Loan at origination did not exceed the non-contingent principal amount of The Stanwix Subordinate Loan and either: (a) The Stanwix Subordinate Loan is secured by an interest in real property (including for this purpose, land and buildings but excluding personal property and going concern value, if any) having a fair market value (reduced for any lien senior to and any lien in parity with the lien of The Stanwix Subordinate Loan) (i) at the date The Stanwix Subordinate Loan was originated at least equal to 80% of the original principal balance of The Stanwix Subordinate Loan or (ii) at the Closing Date at least equal to 80% of the original principal balance of The Stanwix Subordinate Loan on such date; or (b) substantially all the proceeds of The Stanwix Subordinate Loan were used to acquire, improve or protect the real property which served as the only security for The Stanwix Subordinate Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If The Stanwix Subordinate

D-2-1

Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of The Stanwix Subordinate Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date The Stanwix Subordinate Loan was originated) or sub-clause (a)(ii). Any prepayment premium and yield maintenance charges applicable to The Stanwix Subordinate Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(6)       The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of The Stanwix Mortgaged Property from the lien of the Mortgage except (a) a defeasance (as described in paragraph (7)), (b) upon payment in full of The Stanwix Whole Loan, or (c) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. In the event of a condemnation or taking of any portion of The Stanwix Mortgaged Property by any governmental authority (including any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise)), whether by legal proceeding or by agreement, and immediately after giving effect to the release of any portion of the lien of the Mortgage in connection with such taking (but taking into account any proposed restoration on the remaining portion of The Stanwix Mortgaged Property), if the loan-to-value ratio of The Stanwix Subordinate Loan is greater than 125% (taking into account only land and buildings, and excluding personal property and going concern value, if any), the Borrower must pay down the principal balance of The Stanwix Subordinate Loan by an amount not less than the amount required by the REMIC provisions, unless the lender receives an opinion of counsel that if such amount is not paid, no Trust REMIC will fail to maintain its status as a REMIC as a result of the release of the applicable portion of The Stanwix Mortgaged Property.

(7)       The Stanwix Whole Loan provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that: (i) the replacement collateral consists of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under The Stanwix Whole Loan when due (up to the date on which the Borrower may prepay The Stanwix Whole Loan without payment of any prepayment penalty); (ii) The Stanwix Whole Loan may be assumed by a single purpose entity approved by the holder of The Stanwix Whole Loan; (iii) the borrower must provide an opinion of counsel to the effect that the Trustee for the benefit of the Certificateholders has a perfected security interest in the collateral prior to any other claim or interest and that no Trust REMIC will fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance and that the defeasance will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes; and (iv) the Borrower is required to deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Notes through and including the

D-2-2

date on which the Borrower may prepay The Stanwix Whole Loan without payment of any prepayment penalty when due.  The Stanwix Whole Loan provides that, in addition to any cost associated with defeasance, the Borrower is required to pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full The Stanwix Whole Loan.  In addition, the Loan Documents provide that the Borrower will pay all reasonable fees associated with the defeasance of The Stanwix Whole Loan and all other reasonable expenses associated with the defeasance.

“Actual Knowledge” means the actual knowledge of any employee of the Mortgage Loan Seller involved in the acquisition, administration, servicing and/or sale to the Depositor of The Stanwix Subordinate Loan.

D-2-3

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

Certificate of Officer of Cantor Commercial Real Estate Lending, L.P.

I, _________________________, a _________________________ of Cantor Commercial Real Estate Lending, L.P. (the “Mortgage Loan Seller”), hereby certify as follows:

1.                  The Mortgage Loan Seller is a limited partnership, duly organized and validly existing under the laws of the State of Delaware.

2.                  Attached hereto as Exhibit A are true and correct copies of the [ORGANIZATIONAL DOCUMENTS] of the Mortgage Loan Seller, which are on the date hereof in full force and effect.

3.                  Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware with respect to the good standing of the Mortgage Loan Seller.

4.                  Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the [directors][members] of the Mortgage Loan Seller.

5.                  To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Mortgage Loan Seller are pending or contemplated.

6.                  Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Mortgage Loan Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.                  Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated and effective October 1, 2019 (the “Mortgage Loan Purchase Agreement”), between the Mortgage Loan Seller and CCRE Commercial Mortgage Securities, L.P. (the “Purchaser”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Mortgage Loan Seller, and/or the Indemnification Agreement, dated as of September 26, 2019, between the Mortgage Loan Seller, the Purchaser and the Principals, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

E-1

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

E-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of [__], 2019.

By:
Name: Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Mortgage Loan Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of [__], 2019.

By:
Name: Title:

E-3

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

I, _________________________, a _________________________ of Cantor Commercial Real Estate Lending, L.P. (the “Company”), hereby certify as follows:

1.                  I have examined the Mortgage Loan Purchase Agreement, dated and effective October 1, 2019 (the “Mortgage Loan Purchase Agreement”), between the Company and CCRE Commercial Mortgage Securities, L.P., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Mortgage Loan Purchase Agreement (except as set forth on Schedule D-1, Schedule D-2, Schedule D-3 or Schedule D-4 to Exhibit D-1 to the Mortgage Loan Purchase Agreement) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.                  To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Mortgage Loan Purchase Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Mortgage Loan Purchase Agreement.

3.                  I have examined the information regarding the Mortgage Loans in the Mortgage Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Mortgage Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement), as of the date of the Final Prospectus or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Company or in the case of the Mortgage Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Company, in the light of the circumstances under which they were made, not misleading.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

F-1

IN WITNESS WHEREOF, I have signed my name this [__]th day of October, 2019.

By:
Name: Title:

F-2